UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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santa fe financial corporation
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santa fe financial corporation

12121 Wilshire blvd., suite 610

los angeles, California 90025

(310) 889-2500

Notice of annual meeting of shareholders
to be held on FEBRUARY 26, 2020

To the Shareholders of Santa Fe Financial Corporation:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Santa Fe Financial Corporation (“Santa Fe” or the “Company”) for the fiscal year ended June 30, 2019, on February 26, 2020, at 11:00 A.M. at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, CA 94108 to consider and act on the following:

(1)	To elect three Directors to serve until the next Annual Meeting or until their successors shall have been duly elected and qualified;

(2)	To ratify the retention of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020;

(3)	To approve, in a non-binding vote, the compensation of our named executive officers; and

(4)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on December 31, 2019, as the record date for determining the shareholders having the right to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ John V. Winfield
January 15, 2020	John V. Winfield
Los Angeles, California	Chairman of the Board; President and
Chief Executive Officer

Your vote is important to us, whether you own a few or many shares. Please complete, sign, date and promptly return the enclosed proxy in the self-addressed, postage pre-paid envelope provided. Return the proxy even if you plan to attend the Annual Meeting. You may always revoke your proxy and vote in person.

This Proxy Statement is available at https://www.intgla.com/santa-fe/.

SANTA FE FINANCIAL CORPORATION

12121 Wilshire blvd., suite 610

los angeles, California 90025

(310) 889-2500

PROXY STATEMENT

annual meeting of shareholders
to be held on February 26, 2020

The Board of Directors of Santa Fe Financial Corporation (the “Company” or “Santa Fe”) is soliciting proxies in the form enclosed with this proxy statement in connection with the 2019 Annual Meeting of Shareholders to be held on February 26, 2020, or any adjournment thereof.

This proxy statement and the accompanying proxy card are first being sent to shareholders on or about January 17, 2020. Only shareholders of record at the close of business on December 31, 2019, are entitled to notice of, and to vote at, the Annual Meeting.

If you give us a proxy, you can revoke it at any time before it is used. To revoke it, you may file a written notice revoking it with the Secretary of the Company, execute a proxy with a later date, or attend the Annual Meeting and vote in person.

You may vote at the Annual Meeting only shares of the Company’s common stock, $.10 par value per share (the “Common Stock”), that you owned of record on December 31, 2019. There were 1,241,810 shares of Common Stock outstanding on that date. A majority, or 620,906 shares, will constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote on each matter to be presented at the Annual Meeting. Unless cumulative voting is elected as described under “Election of Directors” below, the affirmative vote of the holders of the majority of the shares of the Common stock present or represented at the Annual Meeting and entitled to vote is required to elect directors, to ratify the retention of the Company’s independent registered public accounting firm, and to ratify or approve the other proposals being voted on at this time.

The proxies named in the accompanying proxy card will vote the shares represented thereby if the proxy appears to be valid on its face, and where a specification is indicated as provided in such proxy, the shares represented will be voted in accordance with such specification. If no specification is made, the shares represented by the proxies will be voted: (1) FOR the election of three directors to serve until the next Annual Meeting; (2) FOR retention of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020; and (3) FOR approval of the compensation of executive officers, on a nonbinding advisory basis.

In addition to mailing this material to shareholders, the Company has asked banks and brokers to forward copies to persons for whom they hold Common Stock and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers of the Company may, without being additionally compensated, solicit proxies by mail, telephone, telegram, or personal contact. All proxy soliciting expenses will be paid by the Company. The Company does not expect to employ anyone else to assist in the solicitation of proxies.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws set the number of directors at three. We propose to elect three directors, each to hold office until the next Annual Meeting and until his or her successor is elected and qualified. The Board of Directors has nominated John V. Winfield, Robert Dika, and William J. Nance. The persons named in the enclosed form of the proxy card will vote for the election of the nominees listed below unless you instruct otherwise, or a nominee is unable or unwilling to serve. The Board of Directors has no reason to believe that any nominee will be unavailable. However, in that event, the proxy may vote for another candidate or candidates nominated by the Board of Directors. Any shareholder executing the enclosed form of the proxy card may withhold authority to vote for anyone or more nominee by so indicating in the manner described in the form of the proxy card.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the directors, executive officers, and secretary of the Company. There is no relationship by blood, marriage, or adoption among the directors and officers. All directors serve a one-year term with their terms expiring at the Annual Meeting. All officers of the Company are elected or appointed by the Board of Directors and hold office until the next Annual Meeting or until replaced at the discretion of the Board.

Name	Age	Positions with the Company	Director Since

John V. Winfield	73	Chairman, President, and Chief Executive Officer	1995

William J. Nance	75	Director	1996

Robert Dika	45	Director	2019

Danfeng Xu	33	Secretary, Treasurer, and Controller	N/A

Security Ownership of Management in Subsidiary

As of December 31, 2019, Santa Fe was the record, and beneficial owner of 505,437 shares of the common stock of Portsmouth Square, Inc. (“Portsmouth”) and Santa Fe’s parent company, The InterGroup Corporation (“InterGroup”) was the record owner of 98,562 shares of Portsmouth, representing approximately 82.3% of the outstanding common stock of Portsmouth. Mr. Winfield, the President and Chairman of the Board of Santa Fe and InterGroup, has voting power with respect to common stock of Portsmouth owned by Santa Fe and InterGroup. No other director or executive officer of Santa Fe has a beneficial interest in Portsmouth’s shares.

Business Experience

The principal occupation and business experience during the last five years for each of the Directors and Officers of the Company are as follows:

John V. Winfield — Mr. Winfield was first elected to the Board in May of 1995 and currently serves as the Company’s Chairman of the Board, President, and Chief Executive Officer, having been appointed as such in April 1996. Mr. Winfield is also the Chairman of the Board, President and Chief Executive Officer of the Company’s subsidiary, Portsmouth, having held those positions since May of 1996. Mr. Winfield is Chairman of the Board, President, and Chief Executive Officer of InterGroup and has held those positions since 1987. Mr. Winfield also served as Chairman of the Board of Comstock Mining Inc. (NYSE MKT: LODE) (“Comstock”), a public company, from June 2011 to September 2015. Mr. Winfield’s extensive experience as an entrepreneur and investor, as well as his managerial and leadership experience from serving as a chief executive officer and director of public companies, led to the Board’s conclusion that he should serve as a director of the Company.

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Robert Dika — Mr. Dika was appointed as a Director of the Company on December 27, 2019, upon the resignation of John C. Love. Mr. Dika is a senior finance and operations leader with a proven track record of guiding companies to profit growth, with extensive accomplishments in the Mid-Cap, Multinational, and Fortune 500 segments. He leverages professional experience in finance, accounting, corporate development, strategy, and operations to strengthen financial performance. Mr. Dika has managed various mergers and acquisitions involving companies in the food, warehousing, biotech, and textile industries. He has directed multiple corporate divestitures, including agricultural land, industrial real estate, and companies in the food, warehousing, transportation, floral, and hospitality industries. He has spearheaded billions of dollars of real estate developments, including food processing facilities, luxury hotels, shopping malls, airport facilities, and research campuses. Since January 2018, he has served as CFO of United Melon Distributors, Inc. He was CFO and COO of Dr. Schulze’s American Botanical Pharmacy, Inc. Los Angeles, California, from April 2017 to January 2018, CFO of Pegasus Foods, Inc. Los Angeles, California, from March 2016 to April 2017 and CFO of Fantasy Cookie, Co. from February 2014 to November 2015. Before that, he served in various capacities with Dole Food Company, Inc. and as a senior accountant, auditor, and analyst at Warner Bros. and accounting firms. Mr. Dika’s extensive experience as a CFO led to the Board’s conclusion that he should serve as a director of the Company.

William J. Nance — Mr. Nance was first elected to the Board in May of 1996. Mr. Nance is also a director of Portsmouth. Mr. Nance is the President and Chief Executive Officer of Century Plaza Printers, Inc., a company he founded in 1979. Mr. Nance has also served as a consultant in the acquisition and disposition of multi-family and commercial real estate. Mr. Nance is a Certified Public Accountant (“CPA”) and, from 1970 to 1976, was employed by Kenneth Leventhal & Company where he was a Senior Accountant specializing in the area of REITS and restructuring of real estate companies, mergers and acquisitions, and all phases of real estate development and financing. Mr. Nance is also Director of InterGroup and has held such position since 1984. Mr. Nance also serves as a director of Comstock. Mr. Nance’s extensive experience as a CPA and in numerous phases of the real estate industry, his business and management experience gained in running his businesses, his service as a director and audit committee member for other public companies and his knowledge and understanding of finance and financial reporting, led to the Board’s conclusion that he should serve as a director of the Company.

Danfeng Xu – Ms. Xu was appointed as Treasurer and Controller of the Company, InterGroup, and Portsmouth on October 16, 2017. Effective June 1st, 2018, Ms. Xu was elected as Secretary of the Company, InterGroup, and Portsmouth. Ms. Xu had served as Controller and other positions of the Hilton San Francisco Financial District from July 2010 to February 2017. Ms. Xu obtained her Bachelor of Science degree in Business Administration, Accounting and Finance from Ohio State University, and her Master of Professional Accounting, with a concentration in Audit and Assurance from the University of Washington. Ms. Xu has successfully passed all sections of the Uniform Certified Public Accountant Examination.

Family Relationships

There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

No director or executive officer, or a person nominated or chosen to become a director or executive officer, was involved in any legal proceeding requiring disclosure.

BOARD AND COMMITTEE INFORMATION

Board of Directors

Santa Fe is an unlisted company and a “smaller reporting company” under rules and regulations of the Securities and Exchange Commission (“SEC”). The majority of its Board of Directors consists of “independent” directors as independence is defined by the applicable rules and regulations of the SEC. The Board of Directors held one meeting during the 2019 Fiscal Year (in person, telephonically or by written consent). No Director attended (whether in person, telephonically, or by written consent) less than 75% of all meetings held during the time he or she served as Director during the 2019 Fiscal Year.

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Board Leadership Structure

The Chairman of the Board, Mr. Winfield, also serves as the Company’s Chief Executive Officer. The Board believes that combining the Chairman and Chief Executive officer roles is the most appropriate structure for the Company at this time because (i) this structure has had a longstanding history with the Company, which the Board believes has served our stockholders well through many economic cycles and business challenges; (ii) the Board believes Mr. Winfield’s unique business experience and history with the Company makes it appropriate for him to serve in both capacities; and (iii) the Board believes its corporate governance processes and committee structures preserve Board independence by insuring independent discussions among directors and independent evaluation of, and communications with, members of senior management such that separation of the Chairman and Chief Executive Officer roles is unnecessary at this time.

The Board of Directors has not established a formal process for security holders to send communications to the Board of Directors, and the Board has not deemed it necessary to establish such a procedure at this time. Historically, almost all communications that the Company receives from security holders are administrative and are not directed to the Board of Directors. If the Company should receive a security holder communication directed to the Board of Directors, or an individual director, said communication would be relayed to the Board of Directors or the individual director as the case may be.

The Company does not have any formal policy concerning board members’ attendance at annual meetings of shareholders but encourages each director to attend said meetings. All of the Company’s directors attended the fiscal 2018 Annual Meeting of Shareholders.

Committees

Santa Fe has established two standing committees, a Securities Investment Committee (the “Securities Investment Committee”) and an Audit Committee (the “Audit Committee”). The Company does not have any standing nominating or compensation committees of the Board of Directors. The independent members of the Board determine executive compensation. New director nominations, if any, will be considered and determined by the Board of Directors. The Company has no policy concerning the consideration of any director candidates recommended by security holders. As a small business issuer that has approximately 85% of its voting securities controlled by one shareholder, the Company has not deemed it appropriate to institute such a policy.

Audit Committee. Santa Fe is a smaller reporting company under SEC rules, and is not listed on a national securities exchange (as defined under SEC rules) and is instead traded on the OTC Market Inc.’s Pink Sheets. The Audit Committee is currently comprised of members Nance (Chairperson) and Dika, each of whom are independent directors as independence is defined by the applicable rules and regulations of the SEC and NASDAQ, and as may be modified or supplemented. Each of these directors also meets the audit committee’s financial expert test based on their qualifications and business experience discussed above. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports provided by the Company to any governmental body or the public; the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting, and financial processes generally. The Audit Committee is responsible for the selection and retention of the Company’s independent registered public accounting firm. The Audit Committee held four meetings during the 2019 fiscal year.

The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of that written charter, as amended, is posted on the Santa Fe page of the InterGroup website (www.intgla.com).

Securities Investment Committee. On March 17, 1998, the Company established the Securities Investment Committee to develop guidelines and to review the Company’s investment policies. The Committee consists of all the members of the Board, with Mr. Winfield serving as Chairperson. During fiscal 2019, the Securities Investment Committee held three meetings.

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Code of Ethics

The Company has adopted a Code of Ethics (the “Code of Ethics”) that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the Code of Ethics is posted on the Santa Fe page of the InterGroup website (www.intgla.com). The Company will provide to any person without charge, upon request, a copy of the Code of Ethics by sending such a request to Santa Fe Financial Corporation, Attn: Treasurer, 12121 Wilshire Blvd., Suite 610, Los Angeles, CA 90025. The Company will promptly disclose any amendments or waivers to its Code of Ethics on Form 8-K and will post such information on its website.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and each beneficial owner of more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2019 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

As a smaller reporting company, Santa Fe has no compensation committee. Executive Officer compensation is set by independent members of the Board of Directors. The Board seeks to design and set compensation to attract and retain highly qualified executive officers and to align their interests with those of long-term owners of the Company. The Board has not engaged any compensation consultants in determining the amount or form of executive or director compensation, but does review and monitor published compensation surveys and studies. The Board may delegate to the Company’s Chief Executive Officer the authority determine the compensation of certain executive officers.

Santa Fe has no stock option plan or stock appreciation rights for its executive officers. The Company has no pension or long-term incentive plans. There are no employment contracts between Santa Fe and any executive officer, and there are no termination-of-employment or change-in-control arrangements.

The following table provides certain summary information concerning compensation awarded to, earned by, or paid to the Company’s principal executive officer and other named executive officers of the Company whose total compensation exceeded $100,000 for all services rendered to the Company for each of the Company’s last two completed fiscal years ended June 30, 2019, and 2018. No stock awards, long-term compensation, options, or stock appreciation rights were granted to any of the named executive officers during the last two fiscal years.

SUMMARY COMPENSATION TABLE

Annual Compensation
Name and	Fiscal				All Other
Principal Position	Year	Salary		Bonus	Compensation		Total

John V. Winfield	2019	$440,000	(1)	$-	$-		$440,000	(1)
Chairman; President	2018	$440,000	(1)	$-	$-		$440,000	(1)
and Chief Executive Officer

David T. Nguyen	2019	$-		$-	$-		$-
Treasurer and Controller	2018	$35,000	(2)	$-	$90,000	(3)	$125,000	(2)
(Principal Financial Officer, resigned October 2017)

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(1) Includes salary and director’s fees received from the Company’s subsidiary, Portsmouth, in the amount of $306,000 for the fiscal years ended June 30, 2019, and 2018, respectively, and director fees of $6,000 per year paid by Santa Fe. Does not include compensation received from Santa Fe’s parent corporation, InterGroup, of $405,000, for the fiscal years ended June 30, 2019, and 2018, respectively.

(2) Includes salary by Portsmouth of $18,000 for fiscal years ended June 30, 2018. Does not include $125,000 paid by Santa Fe’s parent company, InterGroup, for fiscal year 2018.

(3) Includes severance received from the Company’s subsidiary, Portsmouth, in the amount of $45,000. Mr. Nguyen resigned as Treasurer and Controller of the Company, InterGroup, and Portsmouth effective October 16, 2017, and received $180,000 in total severance pay. Does not include severance received from Santa Fe’s parent corporation InterGroup, of $90,000.

In fiscal year ended June 30, 2004, the disinterested members of the Boards of Directors of the Company and its subsidiary, Portsmouth, established a performance-based compensation program for the Company’s Chief Executive Officer to keep and retain his services as a direct and active manager of the Company’s securities portfolio. According to the current criteria established by the Board, Mr. Winfield is entitled to performance-based compensation for his management of the Company’s securities portfolio equal to 20% of all net investment gains generated in excess of an annual return equal to the Prime Rate of Interest (as published in the Wall Street Journal) plus 2%. Compensation amounts are calculated and paid quarterly based on the results of the Company’s investment portfolio for that quarter. Should the Company have a net investment loss during any quarter, Mr. Winfield would not be entitled to any further performance-based compensation until any such investment losses are recouped by the Company. This performance-based compensation program may be further modified or terminated at the discretion of the respective Boards of Directors. The Company’s Chief Executive Officer did not earn any performance-based compensation for the years ended June 30, 2019, and June 30, 2018.

Outstanding Equity Awards at Fiscal Year-End

The Company did not have any outstanding equity awards at the end of its fiscal year ended June 30, 2019, and has no equity compensation plans in effect.

Internal Revenue Code Limitations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that, in the case of a publicly held corporation, the corporation is not generally allowed to deduct remuneration paid to its chief executive officer and certain other highly compensated officers to the extent that such remuneration exceeds $1,000,000 for the taxable year.

SHAREHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION

At its fiscal 2016 Annual Meeting of Shareholders held on March 3, 2017, the Company submitted to its shareholders two proposals regarding executive compensation. The first proposal to approve, in a non-binding vote, the compensation of the Company’s named executive officers was approved by the shareholders, having received more than 99% of the shares voted at the meeting in favor of the proposal. The second proposal was to determine, in a non-binding vote, whether a shareholder advisory vote to approve the compensation of the Company’s executive officers should occur every one, two, or three years. The shareholders overwhelmingly voted in favor of three years as the frequency in which the Company should have an advisory vote on executive compensation with more than 99% of the shares voted at the meeting being in favor of three years. The Board of Directors considered the guidance provided by those advisory votes and set three years as the frequency in which it will have a non-binding vote on executive compensation.

The Board of Directors will continue to focus on responsible executive compensation practices that attract, motivate and retain high-performance executives, reward those executives for the achievement of long-term performance and support our other executive compensation objectives.

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DIRECTOR COMPENSATION

The bylaws of Santa Fe permit directors to be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. Each director is paid a fee of $1,500 per quarter for total annual compensation of $6,000. This policy has been in effect since July 1, 1985. Members of the Audit Committee also receive a fee of $500 per quarter. Directors and committee members are also reimbursed for their out-of-pocket travel costs to attend meetings. The Board will review and may adjust director and committee compensation from time to time to assure that the Company can continue to attract and retain qualified directors.

The following table provides information concerning compensation awarded to, earned by, or paid to the Company’s directors for the fiscal year ended June 30, 2019.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash		All Other Compensation	Total

John C. Love (resigned December 2019)	$16,000	(1)	-	$16,000

William J. Nance	$16,000	(1)	-	$16,000

John V. Winfield (2)	-			-

(1) Mr. Love and Mr. Nance also serve as directors of the Company’s subsidiary, Portsmouth. Amounts shown include $8,000 in regular board and audit committee fees paid by Santa Fe and $8,000 in regular board and audit committee fees paid by Portsmouth.

(2) As an executive officer, Mr. Winfield’s directors’ fees are reported in the Summary Compensation Table.

Change in Control or Other Arrangements

Except for the preceding, there are no other arrangements for compensation of directors, and there are no employment contracts between the Company and its directors or any change in control arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of December 31, 2019, Santa Fe and InterGroup owned 82.3% of the common stock of Portsmouth, and InterGroup and John V. Winfield, in the aggregate, owned approximately 86.3% of the voting stock of Santa Fe. Two of the Company’s directors serve as directors of InterGroup and Portsmouth.

As Chairman of the Securities Investment Committee, Mr. Winfield, directs the investment activity of the Company in public and private markets under authority granted by the Board of Directors. Mr. Winfield also serves as Chief Executive Officer and Chairman of Portsmouth and InterGroup and oversees the investment activity of those companies. Depending on certain market conditions and various risk factors, Mr. Winfield, Portsmouth, and InterGroup may, at times, invest in the same companies in which the Company invests. The Company encourages such investments because it places personal resources of Mr. Winfield and the resources of Portsmouth and InterGroup, at risk in connection with investment decisions made on behalf of the Company.

There are no other relationships or related transactions between the Company and any of its officers, directors, five-percent security holders, or their families, which require disclosure.

Director Independence

Santa Fe is an unlisted company and a smaller reporting company under the rules and regulations of the SEC. Except for Mr. Winfield, all of Santa Fe’s Board of Directors consists of “independent” directors as independence is defined by the applicable rules and regulations of the SEC.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2019, certain information concerning the beneficial ownership of Common Stock of the Company owned by (i) each director and each of the named executive officers, (ii) all directors and executive officers as a group and (iii) those persons or groups known by the Company to own more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated, the business address for each director and named executive officer is 12121 Wilshire Blvd., Suite 610, Los Angeles, CA 90025.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class(2)

The InterGroup Corporation 12121 Wilshire Blvd., Suite 610 Los Angeles, CA 90025	1,022,770		82.3%

John V. Winfield 12121 Wilshire Blvd., Suite 610 Los Angeles, CA 90025	49,400		4.0%

The InterGroup Corporation and John V. Winfield as a group	1,072,170	(3)	86.3%

(1) Unless otherwise indicated, and subject to applicable community property laws, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Percentages are calculated on the basis of 1,241,810 shares of Common Stock issued and outstanding as of December 31, 2019, plus any securities that the person has a right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(3) Pursuant to a Voting Trust Agreement dated June 30, 1998, InterGroup has the power to vote the 49,400 shares of Common Stock owned by Mr. Winfield. As President, Chairman of the Board, and a 65.5% beneficial shareholder of InterGroup, Mr. Winfield has voting and dispositive power over the shares owned of record and beneficially by InterGroup.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF JOHN V. WINFIELD, ROBERT DIKA, AND WILLIAM J. NANCE AS DIRECTORS OF THE COMPANY.

PROPOSAL NO. 2

RATIFICATION OF THE RETENTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020. Although the action of shareholders in this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification of this appointment. Ratification requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

We expect that a representative of Moss Adams LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders, and we will provide this representative with an opportunity to make a statement if he or she desires to do so.

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THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR FILING WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE EXCHANGE ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

The Audit Committee’s responsibilities are described in a written charter adopted by the Board of Directors. The Audit Committee’s primary duties and responsibilities are to serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; appoint and approve the compensation of the Company’s independent registered public accounting firm; review and appraise the audit efforts of the Company’s independent registered public accounting firm; and provide an open avenue of communications among the independent registered public accounting firm, financial and senior management, and the Board of Directors. During the fiscal year ended June 30, 2017, the Company retained Hein & Associates LLP (“Hein”) as its independent registered public accounting firm to provide audit and related services. Effective November 16, 2017, Hein combined with Moss Adams LLP (“Moss Adams”). As a result of this transaction, on November 16, 2017, Hein resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Company’s audit committee approved the engagement of Moss Adams as the new independent registered public accounting firm for the Company. All fees and expenses paid to Hein and Moss Adams were approved by the Audit Committee.

The Audit Committee reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firms, and management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The discussions with Hein and Moss Adams also included the matters required by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the U.S. Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee has also received written disclosures and letters from Hein and Moss Adams, respectively, as required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, which was also discussed with Hein and Moss Adams, respectively.

Based on the Audit Committee’s review of the audited financial statements, and the review and discussions with management and the Company’s independent registered public accounting firm referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, for filing with the SEC.

THE AUDIT COMMITTEE:
WILLIAM J. NANCE, CHAIRPERSON
ROBERT DIKA

Audit Fees

On November 16, 2017, the Audit Committee appointed Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2018. Before the appointment of Moss Adams, Hein & Associates LLP (“Hein”) provided services in connection with the review of the Company’s quarterly financial statements for the three months ended September 30, 2017.

The aggregate fees billed for each of the last two fiscal years ended June 30, 2019, and 2018 for professional services rendered by the Company’s independent registered public accounting firms are outlined in the tables below. These fees were billed for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q reports, and services provided in connection with statutory and regulatory filings and engagements for those fiscal years.

	Fiscal Year
	2019	2018

Audit fees - Moss Adams	$164,000	$157,000
Audit fees - Hein	-	21,000
Tax fees - Moss Adams	35,000	10,000

TOTAL:	$199,000	$188,000

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Audit Committee Pre-Approval Policies

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to any de minimis exceptions that may be set for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. All of the services described herein were approved by the Audit Committee pursuant to its pre-approval policies.

None of the hours expended on the independent registered public accounting firms’ engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm’s full-time permanent employees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE RETENTION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR

EXECUTIVE OFFICERS

SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

For the reasons stated below, we are requesting your approval of the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

The compensation of our named executive officers and our compensation philosophy policies are comprehensively described in the tables (including all footnotes) and narrative disclosure included in this proxy statement.

The Board of Directors designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, sustained shareholder value and individual and corporate performance, and are competitive with peer companies of similar size, value and complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2019, the Board of Directors believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting, retaining and motivating our people, aligning our executives with shareholders’ long-term interests, focusing on the long-term and creating balanced program elements that discourage excessive risk-taking.

Neither the approval nor the disapproval of this resolution will be binding on the Board of Directors or us or will be construed as overruling a decision by the Board of Directors or us. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board of Directors or us. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

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THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OTHER BUSINESS

As of the date of this proxy statement, management knows of no business to be presented at the Annual Meeting that is not referred to in the accompanying notice. As to other business that may properly come before the Annual Meeting, it is intended that the proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with the best judgment of the person voting the proxies.

SHAREHOLDER PROPOSALS

It is presently anticipated that the fiscal 2020 Annual Meeting of Shareholders will be held on February 26, 2021. Any shareholder proposals intended to be considered for inclusion in the proxy statement and form of proxy card for presentation at the fiscal 2020 Annual Meeting of Shareholders must be received by the Company no later than the one-year anniversary of the date that this proxy statement is mailed. In addition, all proposals must comply with the provisions of Rule 14a-8 adopted under Section 14(a) of the Exchange Act, which lists the requirements for inclusion of shareholder proposals in company-sponsored proxy materials. Any proposals must be submitted in writing to the following address: Danfeng Xu, Treasurer, Santa Fe Financial Corporation, 12121 Wilshire Blvd., Suite 610, Los Angeles, CA 90025. It is suggested that the proposal be submitted by certified mail – return receipt requested.

ANNUAL REPORT ON FORM 10-K

The Annual Report on Form 10-K for the fiscal year ended June 30, 2019, accompanies this proxy statement but is not deemed a part of the proxy solicitation materials. A copy of the Company’s Form 10-K for the fiscal year ended June 30, 2019, as required to be filed with the SEC, excluding exhibits, will be mailed to shareholders without charge upon written request to John V. Winfield, President, Santa Fe Financial Corporation, 12121 Wilshire Blvd., Suite 610, Los Angeles, CA 90025. Such a request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock on December 31, 2019. The Company’s Form 10-K and other reports are also available on the Santa Fe page of the InterGroup website at www.intgla.com and through the SEC’s website www.sec.gov.

By Order of the Board of Directors
SANTA FE FINANCIAL CORPORATION

Los Angeles, California	/s/ John V. Winfield
Dated: January 15, 2020	John V. Winfield
Chairman of the Board; President and
Chief Executive Officer

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